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EXHIBIT 99.1

                   AMENDMENT TO SECURITIES PURCHASE AGREEMENT

         In accordance with Section 5.4 of the Securities Purchase Agreement (the "Agreement") dated July 27, 2006 among MicroIslet, Inc., a Nevada corporation (the "Company"), and the "Purchasers" identified on the signature pages to the Agreement, the Company and the undersigned Purchasers hereby agree to amend Section 4.14(a) of the Agreement to read in its entirety as follows:

         "(a) For a period from the date hereof until the ninetieth (90th) day immediately following the Effective Date (as such period may be extended for a number of Trading Days in such ninety (90) day period during which (i) trading in the Common Stock is suspended by the Trading Market, or (ii) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Shares and the Warrant Shares), the Company shall not (1) issue any securities registered or to be registered on Form S-8 in violation of applicable law regarding the use of such form, (2) issue any Stock Award under the Company's 2005 Equity Incentive Plan (the "2005 Plan") to any non-employee consultant of the Company as compensation for services rendered (for the avoidance of doubt, such prohibition does not prohibit the issuance of Options under the 2005 Plan or the issuance of shares of Common Stock upon exercise of outstanding Options), or (3) issue any shares of Common Stock or any Common Stock Equivalents under the 2005 Plan at a purchase price, exercise price and/or conversion price per share less than Fair Market Value (as such term is defined in the 2005 Plan)."

This amendment eliminates the following language in the above paragraph, which has been underlined for emphasis:

OR (4) OFFER OR SELL ANY EQUITY SECURITIES OF THE COMPANY, WHETHER CURRENTLY AUTHORIZED OR NOT, OR RIGHTS, OPTIONS, OR WARRANTS TO PURCHASE SUCH EQUITY SECURITIES, OR SECURITIES OF ANY TYPE WHATSOEVER THAT ARE, OR MAY BECOME, CONVERTIBLE INTO OR EXCHANGEABLE INTO OR EXERCISABLE FOR SUCH EQUITY SECURITIES ISSUANCE OF COMMON STOCK OR SECURITIES CONVERTIBLE INTO OR EXERCISABLE FOR COMMON STOCK, IF SUCH SECURITIES OR RIGHTS HAVE A PURCHASE PRICE, EXERCISE PRICE AND/OR CONVERSION PRICE PER SHARE LESS THAN THE PER UNIT PURCHASE PRICE. CLAUSE
(4) OF THIS SECTION 4.14(a) SHALL NOT APPLY TO ANY EXEMPT ISSUANCE.

Except as expressly set forth in this Amendment, the Agreement will remain in full force and effect without modification. This Amendment may be executed in any number of original, facsimile or .PDF counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Pursuant to Section 5.4 of the Agreement, this Amendment will become effective when Purchasers holding a majority of outstanding "Shares" (as defined in the Agreement)(1) sign this Amendment.




-----------------------
(1) Under Section 1.1 of the Agreement, "Shares" means the shares of Common Stock issued to the Purchasers at the Closing pursuant to the Agreement.

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DATED: December 7, 2006            "The Company"

                                   MicroIslet, Inc.

                                   By: /s/ James R. Gavin III, M.D., Ph.D.
                                       -----------------------------------------
                                      James R. Gavin III, M.D., Ph.D.
                                      President and Chief Executive Officer


DATED: December _____, 2006        "Purchaser"

                                   Name of Purchaser: _________________________
                                   Signature of Authorized Signatory: __________ Name of Authorized Signatory: _______________ Title of Authorized Signatory: ______________ Number of Shares Held: ______________________